            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE
PAYOR -- Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payor.

------------------------------------------------------------
                                              GIVE THE
                                           SOCIAL SECURITY
       FOR THIS TYPE OF ACCOUNT:             NUMBER OF--
------------------------------------------------------------
 1.  An individual's account             The individual
 2.  Two or more individuals (joint      The actual owner of
     account)                            the account or, if
                                         combined funds, the
                                         first individual on
                                         the account(1)

 3.  Husband and wife (joint account)    The actual owner of
                                         the account or, if
                                         joint funds, either
                                         person(1)

 4.  Custodian account of a minor        The minor(2)
     (Uniform Gift to Minors Act)

 5.  Adult and minor (joint account)     The adult, or if
                                         the minor is the
                                         only contributor,
                                         the minor(1)

 6.  Account in the name of guardian or  The ward, minor, or
     committee for a designated ward,    incompetent(3)
     minor, or incompetent person

 7.  a. The usual revocable savings      The grantor-
        trust account (grantor is also   trustee(1)
        trustee)
     b. So-called trust account that is  The actual owner(1)
        not a legal or valid trust
        under State law
------------------------------------------------------------

------------------------------------------------------------
                                          GIVE THE EMPLOYER
                                           IDENTIFICATION
       FOR THIS TYPE OF ACCOUNT:             NUMBER OF--
------------------------------------------------------------
 8.  Sole proprietorship account         The Owner(4)

 9.  A valid trust, estate, or pension   Legal entity (Do
     trust                               not furnish the
                                         identifying number
                                         of the personal
                                         representative or
                                         trustee unless the
                                         legal entity itself
                                         is not designated
                                         in the account
                                         title.)(5)

10.  Corporate account                   The corporation

11.  Association, club, religious,       The organization
     charitable, educational or other
     tax-exempt organization

12.  Partnership account held in the     The partnership
     name of the business

13.  A broker or registered nominee      The broker or
                                         nominee

14.  Account with the Department of      The public entity
     Agriculture in the name of a
     public entity (such as a State or
     local government, school district,
     or prison) that receives
     agricultural program payments
------------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number or Employer Identification Number.
(4) Show the name of the owner. May also use business name and its Employer Identification Number (if any).
(5) List first and circle the name of the valid trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                      NUMBER (TIN) ON SUBSTITUTE FORM W-9
             (SECTION REFERENCES ARE TO THE INTERNAL REVENUE CODE)

                                     PAGE 2

OBTAINING A NUMBER
If you do not have a taxpayer identification number ("TIN"), apply for one immediately. To apply, obtain Form SS-5, Application for a Social Security Number Card, Form SS-4, Application for Employer Identification Number, or, if you are a U.S. resident alien for U.S. tax purposes, Form W-7, Application for IRS Individual Taxpayer Identification Number, at the local office of the Social Security Administration or the International Revenue Service (the "IRS").

    The following is a list of payees exempt from backup withholding and for which no information reporting is required. For interest and dividends, all listed payees are exempt except item (9). For broker transactions, payees listed in (1) through (13), and a person registered under the Investment Advisors Act of 1940 who regularly acts as a broker are exempt. Payments subject to reporting under sections 6041 and 6041A are generally exempt from backup withholding only if made to payees described in items (1) through (7), except that a corporation that provides medical and health care services or bills and collects payments for such services is not exempt from backup withholding or information reporting.

   (1) A corporation.
   (2) An organization exempt from tax under section 501(a), or an individual retirement plan ("IRA"), or a custodial account under section 403(b)(7).
   (3) The United States or any agencies or instrumentalities thereof.
   (4) A State, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.
   (5) A foreign government or any of its political subdivisions, agencies or instrumentalities.
   (6) An international organization or any of its agencies or instrumentalities.
   (7) A foreign central bank of issue.
   (8) A dealer in securities or commodities required to register in the U.S. or a possession of the U.S.
   (9) A futures commission merchant registered with the Commodity Futures Trading Commission.
  (10) A real estate investment trust.
  (11) An entity registered at all times during the tax year under the Investment Company Act of 1940.
  (12) A common trust fund operated by a bank under section 584(a)
  (13) A financial institution.
  (14) A middleman known in the investment community as a nominee or listed in the most recent publication of the American Society of Corporate Secretaries, Inc. Nominee List.
  (15) A trust exempt from tax under Section 664 or described in section 4947. Payments of dividends and patronage dividends generally not subject to backup withholding also include the following:
    - Payments to nonresident aliens subject to withholding under section 1441.
    - Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
    - Payments made by certain foreign organizations.
    - Payments made to nominee.
    Payments of interest generally not subject to backup withholding include the following:
    - Payments of interest on obligations issued by individuals.
      NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payor's trade or business and you have not provided your correct TIN to the payor.
    - Payments of tax-exempt interest (including exempt interest dividends under section 852).
    - Payments described in section 6049(b)(5) to nonresident aliens.
    - Payments on tax-free covenant bonds under section 1451.
    - Payments made by certain foreign organizations.
    - Mortgage interest paid by you.

Exempt payees described above should file substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM. IF YOU ARE A NONRESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH PAYER A COMPLETED INTERNAL REVENUE FORM W-8 (CERTIFICATE OF FOREIGN STATUS).

    Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050A, and 6050N, and the regulations under those sections.

    PRIVACY ACT NOTICE.--Section 6109 requires you to furnish your correct TIN to persons who must file information returns with the IRS to report interest, dividends and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, or contributions you made to an IRA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation and to cities, states and the District of Columbia to carry out their tax laws. You must provide your TIN whether or not you are qualified to file a tax return. Payors must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a TIN to a payor. Certain penalties may also apply.

PENALTIES

(1) FAILURE TO FURNISH TIN--If you fail to furnish your correct TIN to a payor, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) FAILURE TO REPORT CERTAIN DIVIDEND AND INTEREST PAYMENTS--If you fail to include any portion of an includable payment for interest, dividends, or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 20% or any portion of an underpayment attributable to that failure unless there is clear and convincing evidence to the contrary.

(3) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING--If you make a false statement with no reasonable basis that results in no imposition of backup withholding, you are subject to a penalty of $500.

(4) CRIMINAL PENALTY FOR FALSIFYING INFORMATION--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

                           FOR ADDITIONAL INFORMATION
                     CONTACT YOUR TAX CONSULTANT OR THE IRS